UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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ARMOUR Residential REIT, Inc.
 (Name of Registrant as Specified In Its Charter)

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ARMOUR RESIDENTIAL REIT, INC.
3001 Ocean Drive
Suite 201
Vero Beach, Florida  32963
Telephone:  (772) 617-4340
April 20, 2016
Dear Stockholder:

You are cordially invited to attend the 2016 annual meeting of stockholders of ARMOUR Residential REIT, Inc. We will hold the meeting on Friday, June 3, 2016, at 8:00 a.m. (EDT) at the Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida 32963. We hope that you will be able to attend.

Your vote is very important to us. Whether or not you plan to attend the annual meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please vote your shares as soon as possible. Stockholders may vote in person at the annual meeting, by completing and returning a proxy card or by telephone or Internet, as further explained in the proxy statement. Submitting a vote before the annual meeting will not preclude you from voting in person at the annual meeting should you decide to attend. In addition, this proxy statement, the notice of annual meeting, the proxy card and our 2015 annual report will be mailed or made accessible via the Internet on the Company’s website at www.armourreit.com on or about April 20, 2016.

On behalf of our Board of Directors, I extend our appreciation for your continued support.

Sincerely,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON JUNE 3, 2016
The annual meeting of stockholders of ARMOUR Residential REIT, Inc. (“ARMOUR”) will be held on Friday, June 3, 2016 at 8:00 a.m. (EDT) at the Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida  32963, for the purpose of considering and acting on the following proposals:

(1)	To elect nine (9) directors to ARMOUR’s Board of Directors until our 2017 annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR’s independent registered certified public accountants for fiscal year 2016;

(3)	To approve, by a non-binding vote, ARMOUR’s 2015 executive compensation; and

(4)	To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

Only holders of ARMOUR’s common stock of record at the close of business on April 13, 2016, the record date and time fixed by ARMOUR’s Board of Directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted on at the annual meeting can be found in the accompanying proxy statement.

Our Board of Directors unanimously recommends that you vote your shares “FOR” proposals 1, 2 and 3.

By Order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman
April 20, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission, we are furnishing our proxy materials, including this proxy statement and our 2015 annual report, to our stockholders via the Internet. On April 20, 2016, we began mailing to certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet. The Notice of Internet Availability also contains instructions on how to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, received an email with instructions on how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials
for the ARMOUR Annual Meeting of Stockholders to be held on June 3, 2016

This proxy statement and our 2015 annual report are available online at www.armourreit.com.

ADMISSION TO THE 2016 ANNUAL MEETING
An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to ARMOUR’s 2016 annual meeting of stockholders. Only stockholders who own common stock as of the close of business on April 13, 2016 and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

•	If your shares are registered in your name, an admission ticket will be held for you at the check-in area at the annual meeting.

•
If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned common stock on April 13, 2016.

If you plan to attend the annual meeting, you can obtain directions to the Vero Beach Hotel & Spa from the hotel’s website at http://www.verobeachhotelandspa.com.

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of ARMOUR Residential REIT, Inc. (“Board” or “Board of Directors”) for the 2016 annual meeting of stockholders to be held on Friday, June 3, 2016, at 8:00 a.m. (EDT) (the “annual meeting”). In this 2016 proxy statement (the “proxy statement”), except where the context suggests otherwise, references to “we,” “us,” “ARMOUR” or the “Company” are to ARMOUR Residential REIT, Inc. All per share amounts, common shares outstanding and stock-based compensation amounts for all periods presented in this proxy statement reflect our one-for-eight reverse stock split, effective July 31, 2015 (the “Reverse Stock Split”).

Questions and Answers about Proxy Materials, the Annual Meeting and Voting Your Common Shares

Why am I receiving these materials?

The Board has made these proxy materials available to you on the Internet, or has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the annual meeting. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and that is designed to assist you in voting your shares.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2015 annual report to our stockholders, by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials. Instead, the Notice of Internet Availability, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

Who is entitled to vote?

Each holder of record of ARMOUR common stock as of the close of business on April 13, 2016, the record date for the annual meeting, is entitled to attend and vote at the annual meeting.

How many votes do I have?

Every holder of a share of common stock on the record date will be entitled to one vote per share for each director to be elected at the annual meeting and to one vote per share on each other matter presented at the annual meeting. As of the close of business on April 13, 2016, the record date for the annual meeting, there were 36,692,694 shares of common stock outstanding and entitled to vote at the annual meeting.

What proposals are being presented at the annual meeting?

ARMOUR intends to present proposals numbered 1, 2 and 3 for stockholder consideration and voting at the annual meeting. These proposals are for:

(1)	Election of nine (9) members of ARMOUR’s Board of Directors;

(2)	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR’s independent registered certified public accountants for fiscal year 2016; and

(3)	Approval, by a non-binding vote, of ARMOUR’s 2015 executive compensation.

Other than the matters set forth in this proxy statement and matters incident to the conduct of the annual meeting, we do not know of any business or proposals to be considered at the annual meeting. If any other business is proposed and properly presented at the annual meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

(1)	“FOR” the election of each of the nine (9) nominees as directors;

(2)	“FOR” the ratification of the appointment of Deloitte as ARMOUR’s independent registered certified public accountants for fiscal year 2016; and

(3)	“FOR” the approval, by a non-binding vote, of ARMOUR’s 2015 executive compensation.

How do I attend the annual meeting?

All stockholders are invited to attend the annual meeting. An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting. Only stockholders who own common stock as of the close of business on April 13, 2016 and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership. Registration will begin at 7:30 a.m. (EDT) and the annual meeting will begin at 8:00 a.m. (EDT).

•
If your shares are registered in your name and if you received your proxy materials by mail and voted by completing your proxy card or voted by telephone or Internet and indicated that you plan to attend the meeting, an admission ticket will be held for you at the check-in area at the annual meeting.

•
If your ARMOUR shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned our common stock on April 13, 2016. You should report to the check-in area for admission to the annual meeting.

What is a proxy?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. Our Board of Directors is asking you to allow either of the following persons to vote your shares at the annual meeting: Jeffrey J. Zimmer and Scott J. Ulm.

How do I vote?

If your ARMOUR shares are registered in your name you may vote your shares in person at the annual meeting by completing and returning a proxy card, or by telephone or Internet as set forth in the proxy card or Notice of Internet Availability mailed to you. If you hold your common stock in an account with a bank or broker (i.e. in “street name”), you may vote by following the instructions on the voting instruction card provided to you by your bank or broker.

May I change or revoke my vote?

Yes.  You may change your vote in one of several ways at any time before your proxy is exercised:

•	Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy card (or voting instruction card) before the annual meeting;

•
Notify Jeffrey J. Zimmer or Scott J. Ulm in writing, addressed to either of them at: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201 Vero Beach, Florida 32963, before the annual meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card;

•	Vote again via the Internet or by telephone before the annual meeting; or

•	If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote in person at the annual meeting.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

What vote is required in order to approve each proposal?

For Proposal 1: Election of Directors, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. See "The Board of Directors, Its Committees and Other Corporate Governance Information - Corporate Governance - Majority Voting for Directors and Director Resignation Policy." For Proposal 2: Ratification of the Appointment of Independent Registered Certified Public Accountants, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. For Proposal 3: Advisory Vote Approving Executive Compensation, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required.

Pursuant to Maryland law, for all three proposals above, (i) shares of common stock which are represented by “broker non-votes” (i.e., common stock held by brokers which are represented at the annual meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) shares which abstain from voting on any matter, are not included in the determination of the common stock voting on such matter, but are counted for quorum purposes.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (“NYSE”), a broker does not have the discretion to vote on Proposal 1 - Election of Directors and Proposal 3 - Advisory Vote Approving Executive Compensation. As a result, any broker that is a member of the NYSE will not have the discretion to vote on Proposal 1 and Proposal 3, but will have the discretion to vote on Proposal 2.  A broker non-vote or an abstention will have no effect on Proposals 1 and 3.

Who will bear the cost of soliciting proxies?

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by telephone, telegram, facsimile, email or in person by directors, officers or other personnel of the Company, who will receive no additional compensation for such services.

PROPOSAL 1 - ELECTION OF DIRECTORS
Director Nominees

ARMOUR’s Board of Directors is currently comprised of nine (9) members. The nine (9) nominees are listed below. All nine nominees are presently directors of ARMOUR.

If instructed, the persons named on the accompanying proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by our Board.

Director Nominees	Age	Director Since	Current Positions
Scott J. Ulm	57	2009	Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management
Jeffrey J. Zimmer	58	2009	Co-Chief Executive Officer, Co-Vice Chairman and President
Daniel C. Staton	63	2009	Non-Executive Chairman
Marc H. Bell	48	2009	Director
Carolyn Downey	66	2013	Independent Director
Thomas K. Guba	65	2009	Lead Independent Director
Robert C. Hain	63	2009	Independent Director
John P. Hollihan, III	66	2009	Independent Director
Stewart J. Paperin	68	2009	Independent Director

The following is a brief biographical statement for each director nominee:

Scott J. Ulm has been the Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of ARMOUR since November 2009. Mr. Ulm was a Co-Managing Member of ARMOUR Residential Management, LLC, our external manager (“ARRM”), from March 2008 until December 2014. Since December 2014, Mr. Ulm has been the managing member of the entity that acts as one of the general partners of ARMOUR Capital Management LP, the successor to ARRM as our external manager (“ACM”). Mr. Ulm has also served as the Co-Chief Executive Officer of Staton Bell Blank Check LLC, the sub-manager to ACM (“SBBC”), since January 2015. See “Certain Relationships and Related Party Transactions” in this proxy statement for more information regarding ACM, ARRM and SBBC. Mr. Ulm was also the Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of JAVELIN Mortgage Investment Corp., formerly a publicly-traded real estate investment trust (“REIT”) (NYSE: JMI) that invested in and managed a leveraged portfolio of agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments (“JAVELIN”), from June 2012 until April 2016 when it was acquired by ARMOUR pursuant to a tender offer and subsequent second-step merger (“Merger”). Pursuant to the Merger, JAVELIN became a wholly-owned, qualified REIT subsidiary of ARMOUR and delisted its common stock from the NYSE. Since effectiveness of the Merger, JAVELIN continues to invest in and manage a leveraged portfolio of agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments and Mr. Ulm continues to serve as JAVELIN's Co-Chief Executive Officer, President and Director. JAVELIN is also externally-managed by ACM. Mr. Ulm is also a Trustee of the Cary Institute of Ecosystems Studies. Mr. Ulm has 28 years of structured finance and debt capital markets experience, including mortgage-backed securities. Mr. Ulm has advised numerous U.S., European, and Asian financial institutions and corporations on balance sheet and capital raising matters. From 2005 to 2009, Mr. Ulm was Chief Executive Officer of Litchfield Capital Holdings. From 1986 to 2005, he held a variety of senior positions at Credit Suisse both in New York and London, including Global Head of Asset-Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic. While at Credit Suisse, Mr. Ulm was responsible for the underwriting and execution of more than $100 billion of mortgage- and asset-backed securities. At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee. Mr. Ulm holds a B.A. summa cum laude from Amherst College, an M.B.A. from Yale School of Management and a J.D. degree from Yale Law School.

As a result of Mr. Ulm’s 28 years of experience in structured finance and debt capital markets, including mortgage-backed securities, he is able to provide valuable business, leadership, and management advice to our board of directors in many critical areas.

Jeffrey J. Zimmer has been the Co-Chief Executive Officer, Co-Vice Chairman and President of ARMOUR since November 2009. Mr. Zimmer also served as Chief Financial Officer of ARMOUR from November 2009 to September 2012 and the Secretary of ARMOUR from November 2009 to March 2014. Mr. Zimmer was a Co-Managing Member of ARRM from March 2008 until December 2014. Since December 2014, Mr. Zimmer has been the managing member of the entity that acts as one of the general partners of ACM. Mr. Zimmer has also served as the Co-Chief Executive Officer of SBBC since January 2015. Mr. Zimmer was also the Co-Chief Executive Officer, Co-Vice Chairman and President of JAVELIN from June 2012 until April 6, 2016 when the Merger became effective, and was the Secretary of JAVELIN from June 2012 to March 2014. Since effectiveness of the Merger, Mr. Zimmer has continued to serve as JAVELIN's Co-Chief Executive Officer and Director. Mr. Zimmer has significant experience in the mortgage-backed securities market over a 31-year period. From September 2003 through March 2008, he was the co-founder and Chief Executive Officer of Bimini Capital Management, Inc., a publicly-traded REIT. From 1990 to 2003, he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Department where he held various positions that included working closely with some of the nation’s largest mortgage banks, hedge funds and investment management firms on various mortgage-backed securities investments. Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990. He received his M.B.A. degree in finance from Babson College and a B.A. degree in economics and speech communication from Denison University.

As a result of Mr. Zimmer’s 31 years of experience in the mortgage-backed securities market, including serving as president and chief executive officer of other publicly-traded REITs, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Daniel C. Staton has been the Non-Executive Chairman of ARMOUR since November 2009 and was the President, Chief Executive Officer and Director of Enterprise Acquisition Corp., a blank check company formed for the purpose of acquiring an operating business (“Enterprise”), from its inception in 2007 until its merger with ARMOUR in November 2009. Mr. Staton was also the Non-Executive Chairman of JAVELIN from June 2012 until the Merger in April 2016. Since January 2015, Mr. Staton has indirectly owned a minority limited partnership interest in ACM. Mr. Staton has more than 14 years of experience sourcing private equity and venture capital investments. Mr. Staton also served as Chairman of the Board of Storage Realty Trust from 1997 to 1999, when he led its merger with Public Storage (NYSE: PSA), where he has continued to serve as a Director since the merger. Mr. Staton has served as a Director of Terran Orbital, an aerospace company that designs and manufactures nanosatellites for the U.S. government and military (“Terran Orbital”), since July 2014 and Here Today, a chain of discount retail stores in the Midwest (“Here Today”), since July 2012. Since February 2003, he has been Managing Director of the private equity firm Staton Capital LLC, and also served as the Chairman of the Board of FriendFinder Networks Inc. (“FriendFinder”), an Internet-based social networking and multimedia entertainment company, from October 2004 until June 2012. Mr. Staton was a Co-Chairman of the Board of FriendFinder, which went public in May 2011, from July 2012 to December 2013, and a consultant to FriendFinder from October 2012 until December 2013. Under Mr. Staton's leadership as Co-Chairman of the Board, FriendFinder was strategically restructured pursuant to a consensual prepackaged plan of reorganization in federal bankruptcy court effective in 2013. Between 1997 and 2007, Mr. Staton was President of The Walnut Group, a private investment firm, where he served as initial investor and Director of Build-A-Bear Workshop, the initial investor in Deal$: Nothing Over a Dollar (until its sale to Supervalu Inc.), and Director of Skylight Financial. Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its initial public offering in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. (NYSE: DRE) until 1997. Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as with relationships with not-for-profit organizations. Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

Mr. Staton has extensive experience serving on the boards of directors of private and public companies and sourcing private equity and venture capital investments and brings significant corporate governance expertise to our Board of Directors.

Marc H. Bell has been a director of ARMOUR since November 2009 and was the Chairman of the Board of Directors and Treasurer of Enterprise from its inception in 2007 until its merger with ARMOUR in November 2009. Mr. Bell was also a director of JAVELIN from June 2012 until the Merger in April 2016. Since January 2015, Mr. Bell has indirectly owned a minority limited partnership interest in ACM. He is a co-founder and has been the Chairman of Terran Orbital since its inception in July 2014. Mr. Bell has served as director of Here Today since September 2015. Mr. Bell founded Marc Bell Capital, LLC, an investment firm which invests in diverse industries, including media, entertainment, real estate, technology, Internet and consumer brands, in July 2003. Mr. Bell previously served as the Chief Executive Officer of FriendFinder, which went public in May 2011, from October 2004 to June 2012, the President from October 2004 until March 2012, the Co-Chairman of the Board of FriendFinder from July 2012 to December 2013, a consultant to FriendFinder from October 2012 to December 2013, and its Chief Strategy Officer during 2012. Under Mr. Bell's leadership as Co-Chairman of the Board, FriendFinder was strategically restructured pursuant to a consensual prepackaged plan of reorganization in federal bankruptcy court effective in 2013. Previously, Mr. Bell was the founder and President of Globix Corporation, a full-service commercial Internet Service Provider. Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2003 and Chief Executive Officer from 1998 to 2001. Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (NASDAQ: EDGR), an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000.  Mr. Bell has also been a co-producer of Broadway musicals, and serves as a member of the Board of Trustees of New York University and Board of Overseers of New York University Langone Medical Center. Mr. Bell is also a member of the Board of Directors of the SOS Children’s Villages, the Boca Raton Police Foundation and the Boca Raton Museum of Arts. Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development from New York University.

Mr. Bell’s past experience as managing director of an investment firm, as well as serving on the boards of directors of several public companies, allows him to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Carolyn Downey has been a director of ARMOUR since September 2013. Ms. Downey has over 28 years of institutional capital markets experience working with leading institutions in global finance. From 1989 until 2007, Ms. Downey held various executive positions at, including as a Managing Director of, RBS Greenwich Capital, a fixed-income sales, trading and finance firm serving institutional clients, and a U.S. Government securities primary dealer. At RBS Greenwich Capital, Ms. Downey was responsible for relationships with real-estate investment trusts, financial institutions, hedge funds, investment managers and proprietary trading desks, participated in structuring and distribution of net interest margin securities, commercial mortgage securities and collateralized mortgage obligations, and advised on hedging strategies using derivative products and synthetic swaps. Prior to her time at RBS Greenwich Capital, Ms. Downey was a Vice President of Fixed Income Sales at Salomon, Inc. from 1981 until 1989, where she was for some time responsible for residual product placement and other equity tranches of structured debt and sourcing residuals from mortgage originators and security issuers. Ms. Downey also previously served as a mortgage product specialist in London and a thrift specialist in New York. She holds a B.A. degree from St. Mary’s College in Sociology, a B.S. degree in Accounting from Boston University and an M.B.A. degree from the Stanford University Graduate School of Business. Ms. Downey serves on the Advisory Board of St. Ann School, Manhattan, a partnership of patrons, the Archdiocese and school leaders, and previously served as a member of the Board of Directors of the Student Sponsor Partners.

As a result of Ms. Downey’s 28 plus years of experience in structured finance, investment banking and capital markets, she provides significant financial, leadership and management advice to our Board of Directors in many critical areas.

Thomas K. Guba has been a director of ARMOUR since November 2009 and the lead independent director of ARMOUR since March 2014. Mr. Guba was also a director of JAVELIN from June 2012 until the Merger in April 2016 and the lead independent director of JAVELIN from March 2014 until April 2016. Mr. Guba has been the senior executive or head trader of various Wall Street mortgage and government departments in his 37 years in the securities business.  Since 2009, Mr. Guba has been employed by Auriga Securities, USA, performing broker-dealer transactions in mortgage-backed securities. From 2001 through 2008, Mr. Guba was President and Principal of the Winter Group, a fully integrated mortgage platform and money management firm. He was Managing Director of Structured Product Sales at Credit Suisse First Boston from 2000 to 2002, Managing Director and Department Manager of Mortgages and U.S. Treasuries at Donaldson Lufkin Jenrette, which was subsequently purchased by Credit Suisse First Boston, from 1994 to 2000, Executive Vice President and Head of Global Fixed Income at Smith Barney from 1993 to 1994, Managing Director of the Mortgage and U.S. Treasuries Department at Mabon Securities from 1990 to 1993, Senior Vice President and Mortgage Department Manager at Drexel Burnham Lambert from 1984 to 1990, Senior Vice President and Head Mortgage Trader at Paine Webber from 1977 to 1984, and a trader of mortgaged backed securities at Bache & Co. from 1975 to 1977.  Mr. Guba was also a Second Lieutenant, Military Police Corps, in the United States Army from 1972 to 1974.  Mr. Guba holds a B.A. degree in political science from Cornell University and a M.B.A. degree in finance from New York University and serves on the Board of the SIFMA Foundation as a Treasurer.

Mr. Guba’s past experience on Wall Street allows him to provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Robert C. Hain has been a director of ARMOUR since November 2009. Mr. Hain was also a director of JAVELIN from June 2012 until the Merger in April 2016.  Mr. Hain has been a non-executive director of Bank Leumi (UK) Plc, a majority-owned subsidiary of Bank Leumi Le Israel BM, one of Israel’s largest financial institutions, since 2012. Mr. Hain has been Chairman of City Financial Investment Company Limited ("City Financial") since 2006, a partner at Shadbolt Partners LLP since 2005, and a director of Wittering Limited since 2005 and Kingsway Consultancy Limited since 2007, each of which is engaged in asset management in the United Kingdom and Europe. Mr. Hain is also a director of HomeChoice International Plc (Malta), a retailer of home furnishings to South Africans listed on the Johannesburg Stock Exchange and a director of Sound Diplomacy Holdings Ltd. (London) and a member of the advisory board of The DHX Animation Fund (London). Previously, Mr. Hain was a director of Majorpoint Limited (London) from 2006 to 2014, the Non-Executive Chairman of Dundee Wealth SA (Luxembourg) from 2007 to 2009, a director of Tailwind Financial Inc. (Canada) from 2006 to 2009 and the Vice Chairman of CSS Stellar Holdings Inc. from 2005 to 2006. Mr. Hain was also the Chief Executive Officer of Invesco UK, a prominent British asset manager, from 2002 to 2004, and Chief Executive Officer of AIM Trimark, a Canadian mutual fund company, from 1998 to 2002. Mr. Hain was a member of the Executive Management Committee of Amvescap Plc (now Invesco Ltd.), from 1998 to 2005. Mr. Hain’s career in financial services includes senior executive positions in marketing, private banking and retail financial services in North America and Europe, and has comprised major acquisitions, integrations, and product and service delivery innovations. In addition, Mr. Hain has served on the boards and committees of financial services, business, arts, health and social services organizations at the national and local levels in Toronto, Zurich, Winnipeg, Halifax and London. He holds degrees from the University of Toronto (Innis College) and the University of Oxford (Merton College).

Mr. Hain’s extensive experience managing investments allows him to provide our Board of Directors with valuable knowledge regarding markets and investment opportunities.

John “Jack” P. Hollihan, III has been a director of ARMOUR since November 2009. Mr. Hollihan was also a director of JAVELIN from June 2012 until the Merger in April 2016.  Mr. Hollihan has over 30 years of investment banking and investment experience. Mr. Hollihan has served as the lead independent director of City Financial Investment Company Limited (London) and Executive Chairman of Litchfield Capital Holdings (Florida) since 2005. Mr. Hollihan was also a trustee of American Financial Realty Trust (NYSE: AFR) from 2005 until its sale in 2008 and of Recombine LLC from its inception in 2012 until 2014. From 2000 to 2002, Mr. Hollihan was the Head of European Industry Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of $8 billion.  Prior to that, from 1986 to 2000, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee. In that capacity, he managed $45 billion in asset based and structured financings and leasing arrangements. Mr. Hollihan holds B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

Mr. Hollihan’s 30 plus years of investment banking and investment experience provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Stewart J. Paperin has been a director of ARMOUR since November 2009. Mr. Paperin served as a member of Enterprise’s Board of Directors from its inception in July 2007 to its merger with ARMOUR in November 2009. Mr. Paperin was also a director of JAVELIN from June 2012 until the Merger in April 2016. Mr. Paperin served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, from 1996 to 2013, where he oversaw financial, administrative and economic development activities.  From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and since July 2005 has served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a Director of Penn Octane Corporation (NASDAQ: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas.  Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services which was controlled by Brooke Group, from 1988 to 1990. Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1988 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation (NYSE: PEP) from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry (NYSE MKT LLC: BTC). Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council on Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

Mr. Paperin’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allows him to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.

Recommendation of the Board of Directors

ARMOUR’s Board of Directors unanimously recommends a vote “FOR” each of the nine nominees for director.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER
CORPORATE GOVERNANCE INFORMATION

ARMOUR’s Mortgage REIT Peer Group

Our Board and management refer to the FTSE NAREIT Mortgage REIT index of 37 companies to identify overall performance and other trends in the mortgage REIT industry. Our Board and management have also identified a focused peer group of seven publicly-traded mortgage REITs that we believe are most directly comparable to ARMOUR. The peer group companies are: American Capital Agency Corp., Annaly Capital Management Inc., Anworth Mortgage Asset Corporation, Capstead Mortgage Corporation, CYS Investments Inc., Ellington Residential Mortgage REIT, and Hatteras Financial Corp. In addition to reviewing general industry trends and market and regulatory factors applicable to our company, our management carefully reviews these specific companies periodically as part of the process of developing appropriate operating, corporate governance and compensation practices and policies for our company.

Corporate Governance

We are committed to sound and effective corporate governance practices. We have adopted various policies, guidelines and prohibitions designed to align the interests of the Board and management with those of our stockholders:

•	Majority voting and director resignation policy;

•	Minimum stock ownership guidelines applicable to our executive officers and directors;

•	Stock retention policies for our executive officers and directors;

•	Stock hedging prohibition for our directors, officers and employees; and

•	Eliminating pledging of our stock by directors and officers in the future.

Majority Voting for Directors and Director Resignation Policy

Our Amended and Restated Bylaws (the “Bylaws”) provide that a director nominee will be elected by receiving the affirmative vote of the majority of votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors elected). The Bylaws further provide that any director nominee who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, shall promptly tender his or her offer to resign to our Board for its consideration following certification of the stockholder vote. Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board whether or not to accept such offer, and our Board shall act on the Nominating and Corporate Committee’s recommendation. In determining whether to accept the resignation, our Nominating and Corporate Governance Committee and Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including, among other things, whether accepting the resignation of such director would cause the Company to fail to meet any applicable stock exchange or SEC rules or requirements. Thereafter, our Board shall promptly and publicly disclose its decision-making process regarding whether to accept the director’s resignation offer or the reasons for rejecting the resignation offer, if applicable, on a Form 8-K. A director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or our Board’s action regarding whether to accept such resignation offer. If our Board does not accept the director’s resignation, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation as provided for in the Bylaws or removal as provided for by the Maryland General Corporate Law.

In a contested election, the director nominees who receive a plurality of votes cast will be elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than the other nominees are elected to our Board, regardless of whether or not they receive a majority of the votes cast.

Director and Executive Officer Minimum Stock Ownership and Retention Guidelines

On April 7, 2015, we adopted a policy designed to ensure that directors and executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-executive directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. The targets for each of our Co-Chief Executive Officers, our Chief Financial Officer and Chief Operating Officer are $2,000,000, $1,000,000 and $750,000, respectively. Target ownership levels are to be achieved within five years or less.
We also adopted a policy for our directors and executive officers that all ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met.
Policy Prohibiting Hedging and Future Pledging

On April 7, 2015, we also adopted a policy prohibiting the hedging and future pledging of our securities, which applies to all officers and directors of the Company and provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy.

Independence of Directors

We adhere to the rules of the NYSE in determining whether a director is independent. The NYSE requires that a majority of our Board of Directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Ms. Downey and Messrs. Guba, Hain, Hollihan and Paperin are independent directors.

Role of the Board of Directors; Risk Management

Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders.  Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Director and committee agendas are developed accordingly.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and adopted charters for each of these committees.  Each of these committees has three directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code (“Code”), qualify as outside directors for purposes of Section 162(m) of the Code.

Board and Committee Meetings

During the year ended December 31, 2015, our Board of Directors held five meetings and acted by written consent in lieu of a meeting on five occasions. Our Audit Committee held four meetings, our Compensation Committee held two meetings and our Nominating and Corporate Governance Committee held two meetings. Each of our directors attended at least 75% of the meetings of the Board of Directors and of the Board’s committees on which they served during 2015.

Lead Independent Director

Our independent directors have designated Thomas K. Guba as our lead independent director. The lead independent director coordinates the activities of our other independent directors. In addition to the duties of all members of the Board of Directors, the Lead Independent Director has the following additional responsibilities and authority:

•	presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman;

•	scheduling, developing the agenda for, and presiding at executive sessions of the independent directors;

•	advising the Chairman and/or the Board of Directors as to the decisions reached, if any, at each executive session;

•	serving as the principal liaison between the independent directors, the Chairman and the Co-Chief Executive Officers;

•
advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•	assisting the Board of Directors and the Nominating and Corporate Governance Committee in better ensuring compliance with and implementation of our Corporate Governance Guidelines; and

•	recommending to the Chairman, at the direction of the independent directors, the retention of outside advisors and consultants who report directly to the Board of Directors on Board-wide issues.

Our Board of Directors has adopted a lead independent director charter. A copy of the lead independent director charter is available on ARMOUR’s website at www.armourreit.com under “Governance Documents.”

Audit Committee

The members of our Audit Committee are Mr. Paperin, Mr. Hain and Mr. Hollihan, with Mr. Paperin serving as chairman. The Audit Committee is responsible for, among other things:

•	engaging independent certified public accountants;

•	reviewing with the independent certified public accountants the plans and results of the audit engagement;

•	approving professional services provided by the independent certified public accountants;

•	reviewing the independence of the independent certified public accountants;

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls;

•	reviewing and approving the Company’s related party transactions; and

•	preparing Audit Committee reports.

A copy of the Audit Committee charter is available on ARMOUR’s website at www.armourreit.com under “Governance Documents.”

Financial Experts on Audit Committee

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined by the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, a listed company must certify to the NYSE that the committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our Board of Directors has determined that Mr. Paperin satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

Also, our Board of Directors has affirmatively determined that each member of our Compensation Committee is independent for Compensation Committee purposes based on the more stringent independence standards imposed by applicable NYSE and SEC rules.

The Compensation Committee consists of Mr. Hollihan, Mr. Guba and Mr. Paperin.  Mr. Hollihan chairs our Compensation Committee. The Compensation Committee is responsible for, among other things:

•	evaluating the performance of our officers;

•	reviewing and approving any compensation payable to our officers;

•	reviewing and recommending to our Board of Directors any compensation for our directors;

•	evaluating the performance of our external manager, ACM;

•	reviewing the compensation and fees payable to ACM under the management agreement;

•	administering the issuance of any common stock or other equity awards issued to our officers and directors and personnel of ACM who provide services to us;

•	reviewing and discussing with management disclosures under the “Compensation Discussion and Analysis,” as required by the SEC; and

•	preparing Compensation Committee reports.

A copy of the Compensation Committee charter is available on ARMOUR’s website at www.armourreit.com under “Governance Documents.”

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2015, Messrs. Hollihan, Guba and Paperin served as the members of the Compensation Committee. Each of the members of the Compensation Committee is an independent director as required under NYSE listing standards. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. There were no transactions during the 2015 fiscal year between us and any of the directors who served as members of the Compensation Committee for any part of the 2015 fiscal year that would require disclosure by us under the SEC rules requiring disclosure of certain relationships and related-party transactions.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Hain, Ms. Downey and Mr. Guba. Mr. Hain chairs our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	seeking, considering and recommending to the Board qualified candidates for election as directors;

•	periodically preparing and submitting to our Board of Directors for adoption the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving the general operation of our Board of Directors and our corporate governance;

•	annually recommending to the Board nominees for each committee of the Board; and

•	facilitating the assessment of the Board’s performance as a whole and of the individual directors and reporting thereon to our Board of Directors.

A copy of the Nominating and Corporate Governance Committee charter is available on ARMOUR’s website at www.armourreit.com under “Governance Documents.”

Director Compensation

During 2015, we paid our non-executive directors an annual fee of $132,000; 50%, or $66,000 of this fee, was payable in cash and 50%, or $66,000 of this fee, was payable in common stock, cash, or a combination of stock and cash (e.g. to cover estimated income taxes) at the option of the director. In 2015, we paid our lead independent director, Mr. Guba, an annual fee of $35,000 for the additional Board responsibilities associated with the role and paid an annual fee of $25,000 each to Mr. Hollihan as our Compensation Committee chairman and Mr. Hain as our Nominating and Corporate Governance Committee chairman for the additional Board responsibilities associated with the roles. Also, in 2015, we paid to Mr. Staton as our non-executive chairman and Mr. Paperin as our Audit Committee chairman $35,000 each for the additional Board responsibilities associated with the roles.

The Compensation Committee is committed to the ongoing review and evaluation of our non-executive director compensation levels and program. On April 7, 2015, we adopted a policy designed to ensure that non-executive directors attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-executive directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. Target ownership levels are to be achieved within five years or less and all ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met.

We also adopted a policy prohibiting the hedging and future pledging of our securities by our directors, which provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy.

We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits or the deferral of compensation.

Any member of our Board of Directors who is also an officer or employee of ARMOUR or its affiliates does not receive any compensation from us for serving on our Board of Directors.

All members of our Board are reimbursed for their costs and expenses of serving on the Board, including costs and expenses of attending all meetings of our Board and our committees.

The following table summarizes the compensation that we paid to our non-executive directors in 2015.

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash	Fees Earned or Paid in Stock (1)	Total
Daniel C. Staton	$101,000	$66,000	$167,000
Marc H. Bell	$99,000	$33,000	$132,000
Carolyn Downey	$66,000	$66,000	$132,000
Thomas K. Guba	$101,000	$66,000	$167,000
Robert C. Hain	$130,600	$26,400	$157,000
John P. Hollihan, III	$117,400	$39,600	$157,000
Stewart J. Paperin	$101,000	$66,000	$167,000
(1) Includes up to $66,000 payable in stock, cash, or a combination of stock and cash at the option of the director, to each of our non-executive directors. Certain of our non-executive directors elected to receive a portion of their stock-based board fees in cash to cover estimated income taxes. Shares are distributed quarterly with the actual number of shares being based on the reported closing trade price of ARMOUR common stock on the NYSE at the end of each quarter. As of December 31, 2015, no non-executive director had unvested stock awards outstanding.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our directors and officers. We do not have any employees. The code of business conduct and ethics is available at our website at www.armourreit.com under “Governance Documents.”

Corporate Governance Guidelines

Our Board of Directors has adopted a set of corporate governance guidelines, which provide a framework within which the Board and its committees direct the affairs of ARMOUR. The corporate governance guidelines address the roles of the Board and management, functions of the Board, qualifications for directors, director independence, ethics and conflicts of interest among other matters. The corporate governance guidelines are available at our website at www.armourreit.com under “Governance Documents.”

Requesting Corporate Governance Documents

Our code of business conduct and ethics, corporate governance guidelines and lead independent director and committee charters are available at our website at www.armourreit.com. Copies of these documents are also available in print to any stockholder who requests them. Requests should be sent to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: James R. Mountain.

Communication with the Board of Directors, Independent Directors and the Audit Committee

Our Board of Directors may be contacted by any party via mail at the address listed below:

Chairman
Board of Directors
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

We believe that providing a method for interested parties to communicate directly with our lead independent director, rather than the full Board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. The lead independent director and the independent directors can be contacted by any party via mail at the address listed below:

Lead Independent Director
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning our Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party via mail at the address listed below:

Chairman
Audit Committee
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

ARMOUR’S EXECUTIVE OFFICERS
The following is a list of individuals serving as named executive officers of ARMOUR (collectively, the “named executive officers” and individually, each a “named executive officer”) during 2015 and as of the date of this proxy statement. All named executive officers serve at the discretion of our Board of Directors.

Name	Age	Position
Scott J. Ulm	57	Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management
Jeffrey J. Zimmer	58	Co-Chief Executive Officer, Co-Vice Chairman and President
James R. Mountain	56	Chief Financial Officer, Treasurer and Secretary
Mark R. Gruber	40	Chief Operating Officer and Head of Portfolio Management

Please refer to the biographical information for Mr. Ulm and Mr. Zimmer listed above in the section titled “Director Nominees.”  The biographical information for Mr. Mountain and Mr. Gruber is provided below.

James R. Mountain has been the Chief Financial Officer and Treasurer of ARMOUR since September 2012 and the Secretary of ARMOUR since March 2014. Mr. Mountain has also been the Chief Financial Officer of ACM (and and its predecessor, ARRM), since September 2012. Mr. Mountain was also the Chief Financial Officer and Treasurer of JAVELIN from September 2012 until April 2016 when the Merger became effective and was the Secretary of JAVELIN from March 2014 until April 2016. Since effectiveness of the Merger, Mr. Mountain has continued to serve as JAVELIN's Chief Financial Officer, Treasurer and Secretary. Mr. Mountain has also served as the Chief Financial Officer and Secretary of SBBC since January 2015. Mr. Mountain joined ARMOUR after having spent over 30 years at Deloitte. Mr. Mountain has significant experience in securitization transactions, having been involved in that market since its inception in the mid-1980s, and helped to build Deloitte’s securitization practice. With significant experience in all facets of complex and structured financial transactions, he was also involved in the early development of Deloitte’s global capital markets practice. In these roles, he advised his partners and clients on both the buy-side and sell-side of the capital markets, as well as their regulators, regarding the financial reporting, control, valuation, risk management, and strategic aspects of cutting-edge financial transactions. Mr. Mountain also previously served as a partner in Deloitte’s national office, where he supervised the review and consultation process relating to securities offerings by banks, thrifts, securities deals, insurance companies, and investment companies.  Mr. Mountain is the Chair of the Financial Management Committee of the Mortgage Bankers Association and an ex officio member of the Association’s Residential Board of Governors. Mr. Mountain earned his Bachelor of Arts degrees in accounting and in economics from the University of Montana, as well as a M.B.A. degree from the University of California, Berkeley. He is a Certified Public Accountant and a member of the American Accounting Association and the American Institute of Certified Public Accountants. Mr. Mountain is a Trustee of the University of Montana Foundation and previously chaired the Foundation’s investment committee and its audit and finance committee.

Mark Gruber has been the Chief Operating Officer of ARMOUR since September 2013 and the Head of Portfolio Management since June 2010. Mr. Gruber has also been the Head of Portfolio Management of ACM (and its predecessor, ARRM) since June 2010 and its Chief Operating Officer since September 2013. Mr. Gruber served as the Chief Operating Officer of JAVELIN from September 2013 until the Merger in April 2016 and its Head of Portfolio Management from October 3, 2012 until April 2016. Mr. Gruber has also served as the Chief Operating Officer and Head of Portfolio Management of SBBC since January 2015. From April 2008 until joining ACM in June 2010, Mr. Gruber managed a $1.1 billion mortgage portfolio for Penn Mutual Life Insurance. From June 2005 to March 2008, Mr. Gruber was Vice-President of Research and Trading at Bimini Capital Management, Inc., a publicly traded REIT that managed $4 billion in agency mortgage assets. Mr. Gruber previously worked for Lockheed Martin at the Knolls Atomic Power Laboratory where he was an engineer for the Naval Nuclear Propulsion Program. Mr. Gruber holds an M.B.A. degree with University Honors from the Tepper School of Business at Carnegie Mellon, an M.S. degree in Mechanical and Aerospace Engineering from the University of Virginia, and a B.S. degree in Mechanical Engineering with High Honors from Lehigh University.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis

All per share amounts, common shares outstanding and stock-based compensation amounts for all periods presented in this compensation discussion and analysis reflect the Reverse Stock Split.

This compensation discussion and analysis describes our compensation objectives and policies in relation to compensation received by our named executive officers for the year ended December 31, 2015, which consist of Scott J. Ulm, our Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management, Jeffrey J. Zimmer, our Co-Chief Executive Officer, Co-Vice Chairman and President, James R. Mountain, our Chief Financial Officer, Treasurer and Secretary, and Mark Gruber, our Chief Operating Officer and Head of Portfolio Management.

At our 2015 annual meeting of stockholders, our stockholders approved, on an advisory basis, the 2014 compensation of our named executive officers. Based upon the results of the advisory vote and a review of our 2015 compensation policies, we believe that our 2015 compensation policies and decisions are consistent with the compensation philosophy and objectives discussed below and effectively align the interests of our named executive officers and other key professionals with the long term goals of the Company.

We are managed by ACM pursuant to a management agreement. We do not have any employees whom we compensate directly with salaries or other compensation. Our executive officers and other key professionals are employees of ACM and are compensated by ACM for their services to us. Certain of our named executive officers also hold an ownership interest in ACM.

Our named executive officers’ compensation was derived from the management fees we paid to ACM, pursuant to the terms of the management agreement between ARMOUR and ACM and vested stock awards previously granted to our named executive officers in 2013, 2012 and 2011 by the Board of Directors, upon the recommendation of the Compensation Committee, pursuant to the Plan. See the section titled, “Certain Relationships and Related Party Transactions” below for a further description of the ARMOUR Management Agreement (as defined therein), the relationship between ACM and ARMOUR and the management fees that we pay to ACM, and which ACM pays to our named executive officers.

In order to align their interests with our long term goals, we also compensate our named executive officers and other key professionals through our equity compensation program, which is a fundamental part of our compensation philosophy. We believe that the combination of the management agreement and our equity compensation program provides the appropriate balance to encourage long-term performance without excessive risk-taking.

Our success is dependent, in large part, on our ability through our management agreement with ACM and our equity incentive program to attract, motivate and retain high-performing senior executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The REIT and mortgage investment industry is highly competitive and attracting and retaining experienced professionals represents a comparative advantage. We compete with a large number of REIT companies, funds, financial institutions and specialty finance companies for executive talent which has significant career mobility. Many of those companies are privately owned and/or have significantly larger market capitalization than we do. Accordingly, they may have significantly more flexibility and resources as it relates to compensating their key professionals. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our executive officers and other key professionals is essential to maintaining our competitive position. We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our named executive officers and other key professionals with those of our stockholders. However, no equity-based compensation awards were made to our named executive officers in 2014, based on 2013 performance or in 2015, based on 2014 performance, and we do not intend to make any such equity based compensation awards in 2016, based on 2015 performance.

We have historically limited equity compensation to our named executive officers and other key professionals because, among other reasons, we have determined that: (i) these program participants have the greatest impact on our long-term performance; (ii) we have a limited ability to offer equity compensation without undue dilution of existing stockholders, and (iii) equity compensation grants that are subject to the restrictive requirements of our equity compensation program are of limited value in compensating ACM’s administrative and clerical employees.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•	focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;

•	attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;

•	align the interests of our named executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•	provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•	support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•
maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

We take a disciplined approach to the expense management of our compensation programs. The Compensation Committee has historically limited, and intends to continue to limit, the total equity awards granted in any given year to no more 1.25% of the weighted-average shares of common stock outstanding for the year. For fiscal years 2015, 2014, 2013, 2012 and 2011, our burn rate (which is total equity awards granted in a fiscal year divided by total weighted-average shares of common stock outstanding for the year) was 0%, 0%, 0.35%, 0.29% and 0.31% (since no equity awards were granted in 2014 and 2015), respectively. Some analysts weight full value awards, such as those granted by ARMOUR, more heavily than equity option awards. For example, weighting our awards by a factor of 2.5 results in an adjusted burn rate of 0%, 0%, 0.88%, 0.73% and 0.78%, respectively. The substantial majority of our awards to date vest ratably over a period of 20 quarters. These vesting schedules are designed to both further the retention, incentive and goal alignment objectives of the awards as well as to appropriately apportion the expense of the awards. The resulting realized dilution rate (which is the total shares issued net of withholdings divided by total weighted-average shares of common stock outstanding for the year) was 0.10%%, 0.08%, 0.08%, 0.05% and0.03%, respectively.

We have proactively managed the overall affordability of our equity compensation programs to prevent dilutive effects to our stockholders and, in each year since our initial public offering, have consistently returned a significant amount of cash to our stockholders through dividends and, beginning in 2013, share repurchases. Dividends paid on our common stock totaled more than $1,056 million for 2015, 2014, 2013, 2012 and 2011. Additionally, during 2015, we repurchased 7,510,029 common shares, capturing an estimated $57.7 million in value for continuing stockholders, as compared to the total dilutive charges to equity of approximately $1.0 million for our 2009 Stock Incentive Plan (the “Plan”) during December 31, 2015.

Our Compensation Committee has not awarded, and does not intend to award, any equity compensation to our named executive officers in 2016 based on 2015 performance. Similarly, our Compensation Committee did not award any equity compensation to our named executive officers in 2015 based on 2014 performance or in 2014 based on 2013 performance. The Compensation Committee does not intend to grant awards to named executive officers with respect to years where either total stockholder return or total economic return are negative. The Plan prohibits the repricing of previous awards. We will continue to monitor our use of equity compensation in the future to ensure that our overhang and burn rate are maintained at or below comparative market values.

The ability to appropriately use our stock as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program. We believe that equity compensation motivates our named executive officers and other key professionals to create stockholder value because the value they realize from equity compensation is based on our common stock performance.

The Compensation Committee has conditioned prior equity awards on performance targets and will consider placing conditions on the granting and vesting of future awards based on meeting appropriate performance targets focused on our absolute and relative performance compared to comparable companies.

The Compensation Committee is committed to the ongoing review and evaluation of our named executive officer compensation levels and program. On April 7, 2015, we adopted a policy designed to ensure that executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for each of our Co-Chief Executive Officers, our Chief Financial Officer and Chief Operating Officer to beneficially own ARMOUR common shares with a basis equal to a minimum of $2,000,000, $1,000,000 and $750,000, respectively. Target ownership levels are to be achieved within five years or less. We also adopted a policy for our executive officers that all ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met.

We also adopted a policy prohibiting the hedging and future pledging of our securities by our officers, which provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy.

It is the Compensation Committee’s view that compensation decisions are best made after a deliberate review of company and individual performance, as well as agency mortgage REIT industry compensation levels, within the risk parameters established by management and the Board of Directors. Consistent with this view, the Compensation Committee periodically assesses our performance within the context of the agency mortgage REIT industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position.

The Compensation Committee makes all equity compensation decisions related to the named executive officers. When making equity compensation decisions for our named executive officers, the Compensation Committee seeks input from members of the Board of Directors and, with respect to our non-CEO executive officers, Scott J. Ulm and Jeffrey J. Zimmer, our Co-Chief Executive Officers. The Compensation Committee engages in discussions and makes final determinations related to equity compensation paid to the named executive officers. All decisions regarding our named executive officers’ compensation are made by our Compensation Committee.

ARMOUR 2009 Stock Incentive Plan

In 2009, we adopted the Plan to attract, retain and reward directors, officers and other employees, and other persons who provide services to us (“Eligible Individuals”). The Board initially allocated up to 31,250 shares to be available under the Plan. On July 18, 2011, our stockholders approved an amendment to the Plan to increase the number of shares issuable thereunder from 31,250 shares to 250,000 shares and the Plan was amended accordingly. The Plan was further amended on May 8, 2014, when our stockholders approved an increase in the number of shares issuable thereunder from 250,000 shares to 1,875,000 shares. The Plan allows us to grant a variety of stock-based and cash-based awards to Eligible Individuals.

The Plan is administered by the Compensation Committee. The Compensation Committee has the full authority to administer and interpret the Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the Plan is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code.

Available Shares

The Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, restricted stock units (“RSUs”), stock appreciation rights and other equity-based and cash-based awards. The total number of shares of common stock that may be issued under the Plan is 1,875,000 shares.

The Plan allows for the Compensation Committee or the Board to expand the types of awards available under the Plan. The maximum number of shares that may underlie awards in any one year to any eligible person will be determined by the Compensation Committee or the Board. If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•	focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;

•	attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;

•	align the interests of our named executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•	provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•	support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•
maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

The following table provides information as of December 31, 2015 with respect to shares of common stock that have been issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued upon the Vesting of Stock Awards	Weighted-Average Price of Restricted Stock	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders (1)	265,777	$52.08	1,609,223
Equity Compensation Plans Not Approved by Stockholders	—	–	—
Total	265,777	$52.08	1,609,223

(1) Consists of the Plan under which the Compensation Committee or Board of Directors generally grants common stock, restricted shares of common stock, stock options, performance units, RSUs and stock appreciation rights to officers and directors of ARMOUR and employees of our manager, ACM.
Awards under the Plan
Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the Compensation Committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock. Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.
Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The Compensation Committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Plan.
Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. The Compensation Committee will set the performance goals used to determine the amount payable pursuant to a performance award.
Other Awards. The Compensation Committee may also award to certain eligible persons shares of our common stock, or RSUs or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Plan, and subject to such other terms and restrictions as determined by the Compensation Committee in its discretion.

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the equity compensation paid to the named executive officers for the year shown as consideration for services rendered to our Company.

Name and Principal Positions	Year	Stock Awards (1)	All Other Compensation (2)	Total
Scott J. Ulm Co-Chief Executive Officer, Chief Investment Officer, Head of Risk Management and Co-Vice Chairman	2015	$0	$183,448	$183,448
	2014	$0	$334,340	$334,340
	2013	$3,593,915	$602,654	$4,196,569
Jeffrey J. Zimmer Co-Chief Executive Officer, Co-Vice Chairman and President	2015	$0	$183,448	$183,448
	2014	$0	$334,340	$334,340
	2013	$3,593,915	$602,654	$4,196,569
James R. Mountain Chief Financial Officer, Treasurer and Secretary	2015	$0	$21,073	$21,073
	2014	$0	$35,978	$35,978
	2013	$560,747	$62,526	$623,273
Mark Gruber (3) Chief Operating Officer and Head of Portfolio Management	2015	$0	$22,580	$22,580
	2014	$0	$40,837	$40,837
	2013	$458,796	$73,298	$532,094
(1) For 2013, this column represents the 66,259 shares granted to each of Messrs. Ulm and Zimmer, 10,338 shares granted to Mr. Mountain, and 8,458 shares granted to Mr. Gruber pursuant to the Plan in 2013 multiplied by the closing trade price of ARMOUR common stock on the NYSE as of the date of the grants. There were no grants of equity-based compensation in 2014 or 2015. See “Note 10 - Stock Based Compensation” to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015.
(2) All other compensation represents dividends and distributions on unvested shares of stock. See the table “Outstanding Equity Awards at December 31, 2015” below for further information on unvested shares of stock.
(3) Mr. Gruber became our Chief Operating Officer on September 3, 2013. Like Messrs. Ulm, Zimmer, and Mountain, he is compensated by ACM for his service to ARMOUR. Mr. Gruber began receiving equity-based compensation before being appointed Chief Operating Officer on September 3, 2013.

Grants of Plan-Based Awards

No equity-based compensation awards were made to the named executive officers in 2015, based on 2014 performance, and we do not intend to make any such equity based compensation awards in 2016, based on 2015 performance. The following table reflects grants of Plan-based awards in 2015.

Name	Date of Grant	Stock Awards: Number of Shares	Weighted Average Grant Date Fair Value of Stock Awards
Scott J. Ulm	—	0	$0
Jeffrey J. Zimmer	—	0	$0
James R. Mountain	—	0	$0
Mark Gruber	—	0	$0

Outstanding Equity Awards at December 31, 2015

The following table sets forth information on the holdings of equity awards by our named executive officers as of December 31, 2015:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Scott J. Ulm	33,227	$723,020
Jeffrey J. Zimmer	33,227	$723,020
James R. Mountain	4,129	$89,847
Mark R. Gruber	4,130	$89,869
(1) Represents the following vesting rates beginning on March 31, 2011, March 31, 2012 and March 31, 2013, respectively, with respect to the grant in that year pursuant to our Plan: shares granted to each of Messrs. Ulm and Zimmer vesting at the rates of 457, 1,833 and 3,313 shares per quarter, respectively; and shares granted to Mr. Gruber vesting at the rates of 62, 187, and 422 shares per quarter, respectively, provided the named executive officer remains an employee or director of our company on the vesting date. Mr. Mountain’s employment commenced on September 1, 2012. Mr. Mountain was not granted any equity-based compensation in 2012. Mr. Mountain’s stock awards in the table above reflect shares granted to Mr. Mountain which vest at the rate of 516 shares per quarter, beginning on March 31, 2013.
(2) Based on $21.76 per share, the closing trade price of ARMOUR common stock on the NYSE on December 31, 2015.

Stock Vested in 2015

The following table sets forth information on the shares of stock held by our named executive officers that vested during the year ended December 31, 2015. The shares of stock described below were approved by our Compensation Committee to be granted to our named executive officers pursuant to our Plan.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Scott J. Ulm	22,412	$502,277
Jeffrey J. Zimmer	22,412	$502,277
James R. Mountain	2,064	$46,296
Mark R. Gruber	2,688	$60,280
(1) Reflects the aggregate value of all quarterly vesting of stock awards in 2015 based upon the closing price of our common stock on the NYSE on the respective vesting dates. See footnote (1) to the table “Outstanding Equity Awards at December 31, 2015” above for a description of the vesting schedule of the stock awards. Based on $21.76 per share, the closing price of our common stock on the NYSE on December 31, 2015, the value realized on vesting for Messrs. Ulm, Zimmer, Mountain and Gruber are $487,685 $487,685, $44,913 and $58,491 respectively.

Change in Control

Upon a Change in Control, as defined in the Plan, the Compensation Committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the Change in Control. These include, accelerating the vesting of some or all of the awards under the Plan, terminating all awards under the Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing. In the event that the Compensation Committee does not terminate or convert an award upon a Change in Control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Our Board may amend, alter or discontinue the Plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the Board must obtain approval of our stockholders for any amendment that would:

•	other than through adjustment as provided in the Plan, increase the total number of shares of common stock reserved for issuance under the Plan;

•	change the class of persons eligible to participate in the Plan;

•	reprice any stock option awards under the Plan; or

•	otherwise require such approval.

The Compensation Committee may amend the terms of any award granted under the Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Potential Payments Upon Termination or Change in Control

Under the Plan, upon a Change in Control (as defined in the Plan) or a termination of the management agreement by us without Cause (as defined in the management agreement and determined in accordance with it), all outstanding stock awards immediately vest. The following table sets forth estimates of the potential benefits to our named executive officers in connection with a Change in Control or termination of the management agreement without Cause, assuming such event occurred on December 31, 2015. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Name	Value of Vesting Stock Awards (1)
Scott J. Ulm	$723,020
Jeffrey J. Zimmer	$723,020
James R. Mountain	$89,847
Mark R. Gruber	$89,869
(1) Consists of all outstanding Plan-based stock awards held by such named executive officer that had not vested as of December 31, 2015. The values are based on $21.76 per share, the closing price of ARMOUR common stock on the NYSE on December 31, 2015.

COMPENSATION COMMITTEE REPORT
In accordance with the powers and duties of the Compensation Committee as set forth in its charter, the Compensation Committee hereby reports the following:

1.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this proxy statement; and

2.
Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

John P. Hollihan, III (Chairman)
Stewart J. Paperin
Thomas K. Guba

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of the close of business on April 13, 2016 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all of our officers and directors as a group.

As of the close of business on April 13, 2016, we had 36,692,694 shares of common stock issued and outstanding. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Approximate Percentage of Outstanding Common Stock
Officers and Directors
Scott J. Ulm	48,032		*
Jeffrey J. Zimmer	37,946		*
James R. Mountain	7,966		*
Mark R. Gruber	7,481		*
Daniel C. Staton	260,285	(3)	*
Marc H. Bell	16,279		*
Carolyn Downey	7,506		*
Thomas K. Guba	33,350		*
Robert C. Hain	3,963	(4)	*
John P. Hollihan, III	9,953		*
Stewart J. Paperin	8,976	(5)	*
All directors and executive officers as a group (11 individuals)	441,737		1.20%

5% Holders
BlackRock, Inc.	3,054,510	(6)	8.32%
The Vanguard Group Inc.	2,778,757	(7)	7.57%
*less than 1%
(1) Unless otherwise noted, the business address of each of the following is 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.
(2) Includes shares of common stock which the person has the right to acquire within 60 days of April 13, 2016.
(3) Represents shares held by DM Staton Family Limited Partnership. These shares are pledged as security for a line of credit with Credit Suisse. Mr. Staton is a general partner and a limited partner of DM Staton Family Limited Partnership. Mr. Staton is deemed to beneficially own and has a pecuniary interest in these shares.
(4) Represents shares held by the RCH Guernsey Trust with HW Trust Company Limited acting as the trustee of the Trust.  Mr. Hain is deemed to beneficially own the shares held by the RCH Guernsey Trust and has a pecuniary interest in the shares held therein.
(5) Includes 7,936 shares held by the Stewart J. Paperin Family Trust. Mr. Paperin is deemed to beneficially own these shares.
(6) Based on a Schedule 13G/A filed with the SEC on January 25, 2016, BlackRock, Inc., a Delaware corporation, which serves as the parent holding company or control person of its subsidiaries, BlackRock Advisors, LLC, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund

Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., and BlackRock Investment Management, LLC, through which it acquired the shares of common stock held directly by BlackRock, Inc., has sole voting and dispositive power with respect to 2,961,982 and 3,054,510 shares, respectively, and shared voting and dispositive power with respect to no shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY, 10055.
(7) Based on a Schedule 13G/A filed with the SEC on February 10, 2016. The Vanguard Group Inc. has sole voting and dispositive power with respect to 50,533 shares and 2,726,361 shares, respectively, and shared voting and dispositive power with respect to 4,025 shares and 52,396 shares, respectively. The Vanguard Group Inc.’s address is 100 Vanguard Blvd., Malvern, PA, 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
ARMOUR Management Agreement

In 2009, we entered into a management agreement with ARRM (as amended from time to time, the “ARMOUR Management Agreement”), which requires ACM, the successor to ARRM, to manage our business affairs in conformity with certain restrictions contained in the ARMOUR Management Agreement, including any material operating policies adopted by us.

Pursuant to the terms of the ARMOUR Management Agreement, ACM, in which we have no ownership interest, is responsible for (i) advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments, (ii) evaluating the duration risk and prepayment risk of our investments and arranging borrowing and hedging strategies, and (iii) coordinating our capital raising activities.  In conducting these activities, ACM advises us on the formulation of, and implementation of, our operating strategies and policies, arranges our acquisition of assets, monitors the performance of our assets, arranges for various types of financing and hedging strategies, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for management of our assets.  In addition, ACM provides us with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ACM’s management services to us.

On November 6, 2009, we entered into a first amended and restated management agreement with ARRM for the sole purpose of reducing the monthly management fee to 1/12th of 1% of ARMOUR Gross Equity Raised (as defined below), including initial gross merger equity as well as any future ARMOUR Gross Equity Raised, until gross equity raised was $50 million, inclusive of gross merger equity. We reached this threshold on December 22, 2010. Thereafter, the monthly management fee became 1/12th of (a) 1.5% of ARMOUR Gross Equity Raised up to $1 billion, and (b) 0.75% of ARMOUR Gross Equity Raised in excess of $1 billion. The term “ARMOUR Gross Equity Raised” means (i) ARMOUR’s initial equity capital following the consummation of ARMOUR’s merger in 2009, plus (ii) equity capital raised in public or private issuances of ARMOUR’s equity securities (calculated before underwriting fees and distribution expenses, if any), less capital returned to ARMOUR’s stockholders (which includes (i) the purchase price of equity securities ARMOUR repurchases, and (ii) dividends ARMOUR pays to the extent that such dividends are deemed a return of capital for tax purposes), as adjusted to exclude one-time charges pursuant to changes in generally accepted accounting principles (“GAAP”) and certain non-cash charges after discussion between ACM and the Board and approved by a majority of the Board. We are also obligated to reimburse certain expenses incurred by ACM and its affiliates. ACM is further entitled to receive a termination fee from us under certain circumstances.

On June 18, 2012, we further amended and restated the first amended and restated management agreement, dated November 6, 2009, with ARRM by entering into a second amended and restated management agreement. Pursuant to the second amended and restated management agreement, the initial term of the first amended and restated management agreement (the “Initial Term”) was extended for ten (10) years (the “New Initial Term”) commencing June 18, 2012, unless earlier terminated by either ARMOUR or ACM, pursuant to the terms of the second amended and restated management agreement.  In addition, the second amended and restated management agreement provides that following the New Initial Term, the second amended and restated management agreement will automatically renew for successive five-year renewal terms (each, a “Renewal Term”), unless either ARMOUR or ACM gives advance notice to the other of its intent not to renew the second amended and restated management agreement prior to the expiration of the New Initial Term or any Renewal Term, as applicable, subject to the terms and conditions for, and the restrictions on, the giving of such notice contained in the second amended and restated management agreement.

On February 25, 2014, we entered into a third amended and restated management agreement with ARRM. The purpose of the third amended and restated management agreement was to clarify, among other things, that (i) ARMOUR Gross Equity Raised, excludes: (a) the value of securities we repurchase, and (b) dividends we pay to the extent that such dividends are deemed a return of capital for tax purposes; (ii) a Corporate Event, as defined in the third amended and restated management agreement, will be deemed a termination without Cause, as defined in the third amended and restated management agreement, entitling ACM to a termination fee, as described below, if such a Corporate Event occurs during the term of the third amended and restated management agreement; and (iii) upon a termination of the third amended and restated management agreement by us without Cause, the third amended and restated management agreement provides that we shall pay ACM a termination fee equal to the greater of (a) the management fee as calculated immediately prior to the effective date of the termination of the third amended and restated management agreement for the remainder of the then current term, or (b) three times the management fee paid to ACM in the preceding twelve-month period before such termination, calculated as of the effective date of the termination.

On December 19, 2014, ARRM was converted into a Delaware limited partnership and changed its name to “ARMOUR Capital Management LP” (“ACM”) under Delaware law, which resulted in ACM becoming the successor to ARRM as our manager in connection with the conversion and name change. Effective January 1, 2015, entities owned by Messrs. Staton and Bell became owners, collectively, of 25% of the limited partnership interests in ACM and SBBC became 99% owned by ACM, pursuant to a contribution agreement dated October 31, 2014. Our rights and obligations under the ARMOUR Management Agreement and the ARMOUR Sub-Management Agreement (as defined below) were not adversely affected by the conversion and name change or the transactions effected pursuant to the contribution agreement.

On February 23, 2015, we entered into a fourth amended and restated management agreement with ACM. The purpose of the fourth amended and restated management agreement was to reflect ACM's succession under Delaware law to ARRM as our manager.

We may not terminate the fourth amended and restated management agreement during the New Initial Term, except for Cause, or in connection with a Corporate Event, as such terms are defined in the fourth amended and restated management agreement. Also, in the event of a termination without Cause, ACM is obligated to pay a termination fee to SBBC under the ARMOUR Sub-Management Agreement (as defined below) (see discussion of SBBC and the ARMOUR Sub-Management Agreement below). In addition, the ARMOUR Sub-Management Agreement provided that if on expiration of the Initial Term, SBBC elected to terminate the sub-management agreement, we would have been obligated to make a final payment to SBBC of 6.16 times the annualized rate of the last three (3) monthly payments of the SBBC Base Management Fee, as defined in the third amended and restated management agreement. SBBC elected not to exercise this termination option at the expiration of the Initial Term.

ACM uses the proceeds from its management fee in part to pay compensation to its officers and personnel, including those that provide services to ARMOUR. We do not directly compensate our named executive officers with salaries or other cash compensation. The ARMOUR Management Agreement limits our role in compensating our named executive officers to granting equity compensation. The ARMOUR Management Agreement makes ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for our named executive officers and other ACM employees that provide services to us. We are not entitled under the ARMOUR Management Agreement or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us or disclose to us any determinations made regarding the compensation of our named executive officers, including how much such officers are paid. This is due to, among other things, our lack of ownership in ACM and the fact that ACM conducts, and our named executive officers may participate in, business unrelated to us. Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation to ACM personnel, in addition to the management fees we pay ACM. These compensation-related provisions date to the original ARMOUR Management Agreement from our inception in 2009. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.

None of our named executive officers and other ACM employees were awarded stock-based incentive compensation for performance for the year ended December 31, 2015, nor were any such awards made for the year ended December 31, 2014. Cash compensation earned by each named executive officer was derived solely from the management fees ARMOUR paid to ACM, pursuant to the terms of the ARMOUR Management Agreement. During the year ended December 31, 2015, we incurred approximately $27.3 million in management fees and $1.9 million in reimbursable expenses under the ARMOUR Management Agreement. See below under “JAVELIN Management Agreement” for the management fees that JAVELIN paid to ACM with respect to the management of JAVELIN. Certain named executive officers hold limited partnership interests in ACM and, as a result, annual cash compensation is paid, if any, by ACM to those named executive officers in whole or part as partnership distributions. Such partnership distributions fluctuate each year based on the net operating cash flow of ACM.

ARMOUR Sub-Management Agreement

On November 6, 2009, ARRM entered into a sub-management agreement with SBBC (as amended from time to time, the “ARMOUR Sub-Management Agreement”). Pursuant to the ARMOUR Sub-Management Agreement, SBBC agreed to provide certain services to ACM, the successor to ARRM. In exchange for such services, SBBC receives a sub-management fee of 25% of the net management fee earned by ACM under the ARMOUR Management Agreement. The ARMOUR Sub-Management Agreement will continue in effect until it is terminated in accordance with its terms.

On February 23, 2015, we entered into a first amended and restated sub-management agreement with SBBC for the purpose of reflecting ACM’s succession under Delaware law to ARRM as our manager and to revise certain terms and conditions in the ARMOUR Sub-Management Agreement that became inapplicable as a result of SBBC becoming 99% owned by ACM.

As described above, we would have been obligated to pay SBBC a final payment, if upon the expiration of the Initial Term, SBBC elected to terminate the ARMOUR Sub-Management Agreement. SBBC elected not to exercise this termination option at the expiration of the Initial Term.

During the year ended December 31, 2015, ACM paid an aggregate of approximately $5.4 million of its management fees under the ARMOUR Management Agreement to SBBC in the form of sub-management fees for services provided to ACM during 2015. See below under “JAVELIN Sub-Management Agreement” for the sub-management fees that ACM paid to SBBC with respect to the management of JAVELIN.

Acquisition of JAVELIN Mortgage Investment Corp.

On March 1, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with JAVELIN, formerly a publicly-traded REIT, and JMI Acquisition Corp., previously a wholly-owned subsidiary of ARMOUR. Messrs. Ulm, Zimmer, Mountain and Gruber, our executive officers, served as the executive officers of JAVELIN prior to the Merger (as defined below) and Messrs. Ulm, Zimmer and Mountain continue to serve as the only executive officers and directors of JAVELIN after the Merger (as defined below). Also, eight of our nine directors, which are Messrs. Bell, Guba, Hain, Hollihan, Paperin, Staton, Ulm and Zimmer, also served as the directors of JAVELIN prior to the Merger. Pursuant to the Merger Agreement, JMI Acquisition Corporation commenced a tender offer (the “Tender Offer”) to purchase all of the outstanding common stock of JAVELIN for cash at a price $7.18 (the “Tender Offer Price”), without interest and less any applicable withholding taxes. The Tender Offer was subject to the condition that greater than 50% of the total outstanding shares of common stock which were not owned immediately before the expiration of the Tender Offer by us, any of our subsidiaries, or any of our officers or directors, or JAVELIN, would be validly tendered and not withdrawn (the “Minimum Condition”). Upon completion of the Tender Offer, JMI Acquisition Corp. would be merged with and into the Company (the “Merger”). Pursuant to the Merger Agreement, any remaining untendered shares of JAVELIN common stock were converted into the right to receive cash equal to the Tender Offer Price. On April 1, 2016, the Tender Offer expired with the Minimum Condition having been successfully met. On April 6, 2016, we completed the cash acquisition of JAVELIN for an aggregate of approximately $85.2 million in cash, in which the Merger was effected pursuant to Section 3-106.1 of the Maryland General Corporation Law (the “MGCL”). The MGCL did not require that the Merger be approved by our stockholders. Upon consummation of the Merger, JAVELIN became a wholly-owned, qualified REIT subsidiary of ours and continues to be managed by ACM pursuant to the JAVELIN Management Agreement (as defined below). We recognized JAVELIN’s assets and liabilities (including JAVELIN’s liability under the JAVELIN Management Agreement) at their fair values on the date of the Merger. JAVELIN continues to invest in a leveraged portfolio of agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments. Upon effectiveness of the Merger, Messrs. Ulm, Zimmer and Mountain began to serve as the executive officers and directors of JAVELIN. As a result of the completion of the Merger, shares of JAVELIN common stock ceased trading on the NYSE before the open of market on April 7, 2016.

JAVELIN Management Agreement

On October 5, 2012, JAVELIN entered into a management agreement with ARRM (as amended from time to time, the “JAVELIN Management Agreement”), which requires ACM to manage JAVELIN’s business affairs in conformity with certain restrictions contained in the JAVELIN Management Agreement, including any material operating policies adopted by JAVELIN. Pursuant to the terms of the JAVELIN Management Agreement, ACM is responsible for (i) advising JAVELIN with respect to, arranging for, and managing the acquisition, financing, management and disposition of, JAVELIN’s investments, (ii) evaluating the duration risk and prepayment risk of JAVELIN’s investments and arranging borrowing and hedging strategies, and (iii) coordinating JAVELIN’s capital raising activities. In conducting these activities, ACM advises JAVELIN on the formulation of, and implementation of, JAVELIN’s operating strategies and policies, arranges JAVELIN’s acquisition of assets, monitors the performance of JAVELIN’s assets, arranges for various types of financing and hedging strategies, and provides administrative and managerial services in connection with JAVELIN’s day-to-day operations, as may be required from time to time for management of JAVELIN’s assets. In addition, ACM provides JAVELIN with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ACM’s management services to JAVELIN.

Pursuant to the JAVELIN Management Agreement, ACM is entitled to receive a monthly management fee equal to 1/12th of (a) 1.5% of JAVELIN Gross Equity Raised (as defined below) up to $1 billion, and (b) 1.0% of JAVELIN Gross Equity Raised in excess of $1 billion. Pursuant to the JAVELIN Management Agreement, “JAVELIN Gross Equity Raised” means an amount in dollars calculated as of the date of determination that is equal to (a) the initial equity capital of JAVELIN which followed JAVELIN’s initial public offering and JAVELIN’s concurrent private placement, plus (b) equity capital raised in public or private issuances of JAVELIN’s equity securities (calculated before underwriting fees and distribution expenses, if any are payable by JAVELIN), less (c) capital returned to the stockholders of JAVELIN (which includes (i) the purchase price of equity securities JAVELIN repurchases, and (ii) dividends JAVELIN pays to the extent that such dividends are deemed a return of capital for tax purposes), as adjusted to exclude (d) one-time charges pursuant to changes in GAAP and certain non-cash charges after discussion between ACM and the Board of Directors and approved by a majority of the Board of Directors. The $85.2 purchase price in the Merger was treated as a reduction of JAVELIN Gross Equity Raised, effective upon the consummation of the Merger.

The JAVELIN Management Agreement has an initial term of five (5) years. Following the initial term, the JAVELIN Management Agreement will automatically renew for successive one-year renewal terms unless JAVELIN gives notice to ACM of JAVELIN’s intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term, as applicable, and unless ACM gives JAVELIN notice of its intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term, as applicable.

On March 5, 2014, JAVELIN entered into a first amended and restated management agreement with ARRM. The purpose of the first amended and restated management agreement was to clarify, among other things, that (i) JAVELIN Gross Equity Raised excludes: (a) the value of securities JAVELIN repurchases, and (b) dividends JAVELIN pays to the extent that such dividends are deemed a return of capital for tax purposes; (ii) a Corporate Event, as defined in the first amended and restated management agreement, will be deemed a termination without Cause, as defined in the first amended and restated management agreement, entitling ACM to a termination fee, as described below, if such a Corporate Event occurs during the term of the first amended and restated management agreement; and (iii) upon a termination of the first amended and restated management agreement by JAVELIN without Cause, the first amended and restated management agreement provides that JAVELIN shall pay ACM a termination fee equal to the greater of (a) the management fee as calculated immediately prior to the effective date of the termination of the first amended and restated management agreement for the remainder of the then current term, or (b) three times the management fee paid to ACM in the preceding twelve-month period before such termination, calculated as of the effective date of the termination.

On February 23, 2015, JAVELIN entered into a second amended and restated management agreement with ACM. The purpose of the second amended and restated management agreement was to reflect ACM’s succession under Delaware law to ARRM as JAVELIN’s manager.

JAVELIN may not terminate the first amended and restated management agreement during the initial term, except for Cause, or in connection with a Corporate Event. Also, in the event of a termination without Cause, ACM is obligated to pay a termination fee to SBBC under the JAVELIN Sub-Management Agreement (see discussion of SBBC and the JAVELIN Sub Management Agreement in the following section).

ACM uses the proceeds from its management fee in part to pay compensation to its officers and personnel, including those that provide services to JAVELIN. JAVELIN does not directly compensate its executive officers with salaries or other cash compensation. None of the JAVELIN executive officers and other ACM employees were awarded stock-based incentive compensation for performance for the year ended December 31, 2015, nor were any such awards made in 2015 for the year ended December 31, 2014. Cash compensation earned by each JAVELIN executive officer was derived solely from the management fees JAVELIN paid to ACM, pursuant to the terms of the JAVELIN Management Agreement between JAVELIN and ACM. During the year ended December 31, 2015, JAVELIN incurred approximately $3.5 million in management fees and $0.2 million in reimbursable expenses under the JAVELIN Management Agreement. As previously disclosed, ACM agreed to voluntarily rebate to JAVELIN a portion of the management fee payable by JAVELIN to ACM under the JAVELIN Management Agreement, effective December 14, 2015. ACM has notified JAVELIN of its intention to discontinue this rebate effective upon the consummation of the Merger.

Under both the ARMOUR Management Agreement and JAVELIN Management Agreement, ARMOUR and JAVELIN rely on the facilities and resources of ACM to conduct operations. Costs and expenses incurred by ACM on behalf of ARMOUR or its subsidiaries, including JAVELIN, are reimbursed to ACM in cash on a monthly basis. Costs and expense reimbursement to ACM are subject to adjustment at the end of each calendar year in connection with our annual audit.

Under both the ARMOUR Management Agreement and the JAVELIN Management Agreement, the monthly management fee shall never be less than 1/12th of $900,000, unless ACM determines it will accept less than that amount. Payment of the management fees will not be affected by impairment to assets acquired. Neither ARMOUR nor JAVELIN pay ACM any incentive fees.

JAVELIN Sub-Management Agreement

JAVELIN and ARRM entered into a sub-management agreement on October 5, 2012 with SBBC (as amended from time to time, the “JAVELIN Sub-Management Agreement”). Pursuant to the JAVELIN Sub-Management Agreement, SBBC provides the following services to support ACM’s performance of services to JAVELIN under the JAVELIN Sub-Management Agreement, in each case upon reasonable request by ACM: (i) serving as a consultant to ACM with respect to the periodic review of JAVELIN’s investment guidelines; (ii) identifying for ACM potential new lines of business and investment opportunities for JAVELIN; (iii) identifying for and advising ACM with respect to selection of independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to JAVELIN’s investments; (iv) advising ACM with respect to JAVELIN’s stockholder and public relations matters; (v) advising and assisting ACM with respect to JAVELIN’s capital structure and capital raising; and (vi) advising ACM on negotiating agreements relating to programs established by the U.S. government. In exchange for such services, ACM pays SBBC a monthly retainer of $115,000 and a sub-management fee of 25% of the net management fee earned by ACM under the JAVELIN Management Agreement. The JAVELIN Sub-Management Agreement continues in effect until it is terminated in accordance with its terms.

On February 23, 2015, JAVELIN entered into a first amended and restated sub-management agreement with SBBC for the purpose of reflecting ACM’s succession under Delaware law to ARRM as JAVELIN’s manager and to revise certain terms and conditions in the JAVELIN Sub-Management Agreement that became inapplicable as a result of SBBC becoming 99% owned by ACM.

During the year ended December 31, 2015, ACM paid an aggregate of approximately $1.7 million of its management fees to SBBC in the form of sub-management fees for services provided to JAVELIN during 2015.

Review, Approval or Ratification of Transactions with Related Persons

We intend to insure that all transactions between us and any of our officers and directors or their respective affiliates, or principal stockholders, including loans by our officers and directors, are on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. As set forth in the Audit Committee Charter, such transactions or loans with related persons as described in Item 404 of Regulation S-K under the Exchange Act, including any forgiveness of loans, require prior approval by our Audit Committee, or a majority of our disinterested independent directors or the members of our Board of Directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We do not enter into any such transaction unless our Audit Committee or disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Independence of Directors

Please refer to “Independence of Directors” under the previous section titled, “The Board of Directors, Its Committees and Other Corporate Governance Information.”

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors appointed Deloitte as our independent registered certified public accountants for fiscal years 2014 and 2015 and has appointed Deloitte as our independent registered certified public accountants for fiscal year 2016. The Audit Committee is responsible for the appointment, oversight and termination of our independent registered certified public accountants. We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter.

If the appointment of Deloitte as our independent registered certified public accountants is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte. Also, even if the appointment of Deloitte as our independent registered certified public accountants is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. Deloitte has advised us that no partner or employee of Deloitte has any direct financial interest or any material indirect interest in ARMOUR other than receiving payment for its services as our independent certified public accountants. Representatives of Deloitte are expected to attend the annual meeting in person or telephonically, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Certified Public Accountants

Deloitte served as our independent registered public accountants in fiscal years 2015 and 2014. The following tables set forth the aggregate fees billed to ARMOUR by Deloitte in fiscal years 2015 and 2014, respectively:

Audit-Related Fees

	Year Ended December 31, 2015	Year Ended December 31, 2014
Audit Fees	$730,000	$600,000
Audit-Related Fees	35,000	30,000
Tax Fees	24,440	57,640
All Other Fees	—	—
Total	$789,440	$687,640

Audit Fees. “Audit Fees” consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. For example, audit fees included fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by our independent auditors to be named in our registration statements and to the use of their audit report in the registration statements.

Audit-Related Fees. “Audit-Related Fees” and “All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.”

Tax Fees. “Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring. Deloitte provided federal and state tax return preparation services during 2015 and 2014

Audit Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

In connection with Deloitte’s audit of our financial statements for fiscal years 2015 and 2014, we had no disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

The Audit Committee periodically approved the provision of various audit, audit-related, tax and other permissible non-audit services by Deloitte. The Audit Committee plans to continue to review and pre-approve such services as appropriate. All of the services provided by Deloitte in 2015 and 2014 were approved by our Audit Committee pursuant to these procedures. Our Audit Committee will continue to review and pre-approve such services as appropriate.

Recommendation of the Board of Directors

ARMOUR’s Board of Directors recommends a vote “FOR” the ratification of Deloitte as our independent registered certified public accountants for the 2016 fiscal year.

AUDIT COMMITTEE REPORT
Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with the Audit Committee charter. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles (“GAAP”) for the yearly periods ended December 31, 2015, December 31, 2014 and December 31, 2013, respectively.

In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management and Deloitte the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our Audit Committee also reviewed and discussed with management and Deloitte the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2015.

Our Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence, and our Audit Committee discussed with the independent registered public accounting firm their independence from us. Our Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, as amended, as adopted by the PCAOB. When considering Deloitte’s independence, our Audit Committee considered whether their provision of services to us beyond those rendered in connection with their integrated audit and quarterly review work was compatible with maintaining their independence. Our Audit Committee also reviewed, among other things, the nature of audit-related services provided and the amount of fees paid to Deloitte for their audit and audit-related services, both separately and in the aggregate.

In reliance on the reviews and discussions referred to above, prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2015 with the SEC, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in such Annual Report on Form 10-K for filing with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and discussions with the independent registered public accountant. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with GAAP, or that Deloitte is in fact “independent.”

Submitted by the Audit Committee of the Board of Directors:
Stewart J. Paperin (Chairman)
Robert C. Hain
John P. Hollihan, III

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE APPROVING ARMOUR’S 2015 EXECUTIVE COMPENSATION
As described in more detail under the heading, “Executive Officer Compensation” and “Certain Relationships and Related Party Transactions,” we have been managed by ACM, in which we have no ownership interest, since our inception in 2009. We do not have any employees whom we compensate directly in cash. The fourth amended and restated management agreement between ACM and us limits our role in compensating our named executive officers to granting equity compensation. The management agreement makes ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for our named executive officers and other ACM employees that provide services to us. We are not entitled under the management agreement or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us or disclose to us any determinations made regarding the compensation of our named executive officers, including how much such officers are paid. This is due to, among other things, our lack of ownership of ACM and the fact that ACM conducts, and our named executive officers may participate in, business unrelated to us.

Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation consisting of shares of our common stock to ACM personnel, in addition to the management fees we pay ACM. These compensation-related provisions date to the original management agreement from our inception in 2009. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.

Our named executive officers’ compensation was derived from the management fees we paid to ACM, pursuant to the terms of the management agreement, and vested stock awards previously granted to our named executive officers in 2013, 2012 and 2011 by the Board of Directors upon the recommendation of the Compensation Committee pursuant to the Plan.

We did not award any equity compensation to our named executive officers in 2015 based on 2014 performance or in 2014 based on 2013 performance. Similarly, we have not awarded, and do not intend to award, any equity compensation to our named executive officers in 2016 based on 2015 performance.

The SEC requires public companies to provide stockholders with periodic advisory (non-binding votes) on executive compensation, also referred to as “say-on-pay” proposals. While the vote is advisory and not binding on us, it will provide information to us and our Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices described above. Our Compensation Committee will be able to consider the results of this vote when determining equity compensation for our named executive officers for the remainder of 2016 and beyond.

We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for the named executive officers listed under “ARMOUR's Executive Officers” in this proxy statement by voting for or against the following resolution.

“RESOLVED, that the stockholders approve, on an advisory basis, the 2015 compensation of ARMOUR’s named executive officers, as disclosed in the Company’s proxy statement for the 2016 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

Recommendation of the Board of Directors

ARMOUR’s Board of Directors recommends a vote “FOR” the approval of ARMOUR’s 2015 compensation of our named executive officers as disclosed in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own 10% or more of our common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2015, all such filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with.

STOCKHOLDER PROPOSAL DEADLINE
Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2017 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Stockholder proposals intended to be presented at the 2017 annual meeting of stockholders must be received by ARMOUR for inclusion in ARMOUR’s proxy statement and form of proxy relating to that meeting by December 21, 2016.

OTHER MATTERS
The Board of Directors knows of no other matters to come before the annual meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Vice Chairman

April 20, 2016
A copy of ARMOUR’s annual report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements and the schedules thereto, but excluding exhibits thereto, which has been filed with the SEC will be made available without charge to interested stockholders upon written request. A copy of any exhibit thereto will be made available upon the payment of our reasonable expenses in furnishing the exhibit. Written requests should be sent to: James R. Mountain, ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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ARMOUR RESIDENTIAL REIT, INC.
Your phone or Internet vote authorizes the named proxies to vote your shares int he same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 2, 2016.

:INTERNET/MOBILE -
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

(PHONE - 1-(866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	*MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY							Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2 AND 3
							FOR	AGAINST	ABSTAIN
Proposa1 1 - To elect nine (9) directors to ARMOUR’s Board of Directors as listed below to serve until ARMOUR's 2017 annual meeting of stockholders and until his or her successor is duly elected and qualified.
	FOR All Nominees ☐	WITHHELD As to All Nominees ☐			Proposal 3 - Advisory approval of ARMOUR’s 2015 executive compensation.		☐ ☐ ☐
NOMINEES: 01 Scott J. Ulm 06 Thomas K. Guba 02 Jeffrey J. Zimmer 07 Robert C. Hain 03 Daniel C. Staton 08 John P. Hollihan, III 04 Marc H. Bell 09 Stewart J. Paperin 05 Carolyn Downey
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)					☐	Please check the box if you plan on attending the Annual Meeting.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO BOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

		FOR	AGAINST	ABSTAIN
Proposal 2 - To ratify the appointment of Deloitte & Touche LLP as ARMOUR’s independent registered certified public accountants for the fiscal year 2016.		☐ ☐ ☐
COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2016.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

IMPORTANT NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS FOR THE 2016 ANNAUL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2016

The accompanying proxy statement and the 2015 Annual Report on Form 10-K are available at:

www.armourreit.com

If you plan to attend the annual meeting, you can obtain directions to the Vero Beach Hotel & Spa from the hotel’s website at: www.verobeachhotelandspa.com
FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY
ARMOUR RESIDENTIAL REIT, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 3, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF ARMOUR RESIDENTIAL REIT, INC.
The undersigned stockholder of ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), having read the Notice of Annual Meeting of Stockholders and the proxy statement dated April 20, 2016, receipt of which are hereby acknowledged, revoking all prior proxies hereby appoints Scott J. Ulm and Jeffrey J. Zimmer, or either of them, with full power to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ARMOUR to be held at the Vero Beach Hotel and Spa, 3500 Ocean Drive, Vero Beach, Florida 32963 at 8:00 a.m. Eastern time, on June 3, 2016, and any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly be brought before the meeting or any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS MADE, WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2 AND 3 LISTED HEREIN.
(Continued, and to be marked, dated and signed on the other side)